EXHIBIT 5.1

March 7, 2013

Schawk, Inc.
1695 South River Road
Des Plaines, Illinois 60018

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as special counsel to Schawk, Inc. (the “Company”) in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) relating to 1,200,000 shares (the “Shares”) of the Company’s common stock, par value $0.008 per share (the “Common Stock”).  The Shares are issuable under the Schawk, Inc. 2006 Long-term Incentive Plan, as amended (the “Plan”).

In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation, as amended, and the By-Laws of the Company, as amended, as each is in effect as of the date hereof, and the Plan, as well as such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion.  We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.  We have also assumed the Shares will remain reserved for issuance under the Plan until actually issued thereunder.

Based on the foregoing, we are of the opinion that the Shares, when issued by the Company in accordance with the Plan, will be duly authorized, legally issued, fully paid and nonassessable.

The opinion expressed herein is based on the facts in existence on the date hereof and is limited to the Federal securities laws and the General Corporation Law of the State of Delaware currently in effect.  The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

We hereby consent to the use of this opinion in connection with the Registration Statement and to references to our firm therein.  In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder.

Sincerely yours, /s/Vedder Price P.C.